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                                                                       Exhibit 5

                          WALLER LANSDEN DORTCH & DAVIS

                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
                                 (615) 244-6380

  FACSIMILE                                      809 SOUTH MAIN STREET
(615) 244-6804                                       P. O. BOX 1035
                                                 COLUMBIA, TN 38402-1035
                                                     (615) 388-6031


                                 October 19, 1998


JDN Realty Corporation
359 East Paces Ferry Road, Suite 400
Atlanta, Georgia 30305

                  Re: JDN REALTY CORPORATION - PROSPECTUS SUPPLEMENT (TO THE PROSPECTUS DATED OCTOBER 30, 1997)

Ladies and Gentlemen:

                  We are acting as your counsel in connection with the issue and sale of an aggregate of 977,500 shares of common stock, $.01 par value (the "Shares"), by JDN Realty Corporation, a Maryland corporation (the "Company"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-38611) (the "Registration Statement"), including the Prospectus dated October 30, 1997 contained therein (the "Prospectus") as supplemented by the Prospectus Supplement dated October 13, 1998 (the "Prospectus Supplement"), a Terms Agreement between the Company and the Underwriter dated October 13, 1998 and the related Underwriting Agreement, dated July 30, 1997 (collectively, the "Underwriting Agreement").

                  As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by all necessary corporate action and, when delivered and issued upon payment therefor in the manner and on the terms described in the Registration Statement, the Prospectus, the Prospectus Supplement and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.




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JDN Realty Corporation
October 19, 1998
Page 2

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to Waller Lansden Dortch & Davis, A Professional Limited Liability Company, under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement.

                                     Very truly yours,


                                     /s/ WALLER LANSDEN DORTCH & DAVIS, PLLC